Exhibit 99.1

Talos Energy Completes Strategic Bolt-On Acquisition of Gulf of America Deepwater Oil Assets

Company schedules earnings conference call to announce third quarter 2026 results

Houston, Texas, September 22, 2026 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the closing of its previously announced acquisition of certain deepwater assets in the Gulf of America from Shell Offshore Inc. (“Shell”), alongside an affiliate of Ridgewood Energy Corporation. The transaction includes a 50% working interest and operatorship in the Coulomb field and a 25% non-operated working interest in the BP-operated Na Kika platform and four associated fields (the “Acquisition”). The final net cash purchase price at closing was $420 million, which includes the previously escrowed $42.5 million deposit, and is subject to customary post-closing adjustments.

Talos President and Chief Executive Officer Paul Goodfellow commented, “The closing of this transaction marks another important step in executing our strategy to build a long-lived, scaled portfolio and become the leading pure-play offshore E&P. These high-quality, oil-weighted assets immediately enhance our scale, increase free cash flow generation, improve our margins, and provide infrastructure-led growth opportunities that leverage our core strengths in the Gulf of America.”

Third quarter 2026 results will include contributions from the acquired assets from the closing date through quarter-end, with the acquired assets fully consolidated beginning in the fourth quarter of 2026. Updated full-year 2026 guidance will be provided in conjunction with the Company's third quarter 2026 earnings release.

THIRD QUARTER 2026 RESULTS AND EARNINGS CONFERENCE CALL

The Company intends to release third quarter 2026 results for the period ended September 30, 2026, on Tuesday, November 3, 2026, after the U.S. financial market closes. In addition to this release, Talos will host a conference call, broadcast live over the internet, on Wednesday, November 4, 2026, at 10:00 AM Eastern Time (9:00 AM Central Time).

Listeners can access the conference call through a webcast link on the Company’s website at: Talos Third Quarter 2026 Webcast. Alternatively, the conference call can be accessed by dialing (800) 836-8184 (North American toll-free) or (646) 357-8785 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference until November 11, 2026 and can be accessed by dialing (888) 660-6345 and using access code 30408#.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on safely maximizing long-term value through its Exploration & Production business in the United States Gulf of America and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Kyle Sahni

Kyle.Sahni@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All statements, other than statements of historical fact included in this communication, are forward-looking statements, including, but not limited to, statements regarding our plans and expectations regarding the Acquisition, including our ability to realize the anticipated financial, operational, reserve, production and free cash flow benefits of the Acquisition, the anticipated impact of the Acquisition on our financial position, growth opportunities and competitive position, and our projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

TALOS ENERGY INC. 333 Clay St., Suite 3300, Houston, TX 77002

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, our ability to integrate the assets and realize the anticipated benefits of the Acquisition; the risk that actual production, operating costs, capital expenditures, reserves, recoverable resources or cash flows associated with the acquired assets differ materially from current estimates; changes in market conditions affecting the oil and gas industry or long-term oil and gas price levels; political or regulatory developments; reservoir performance, including faster-than-expected production declines, lower recoveries or unexpected reservoir behavior; risks related to third-party operatorship of the related platform; environmental, technical or operating factors; the uncertainty inherent in projecting future rates of production, cash flows and access to capital; the timing of expenditures; risks associated with future decommissioning, abandonment and asset retirement obligations that may exceed current estimates; risks associated with future financial assurance, supplemental bonding or other regulatory requirements applicable to the assets; risks and uncertainties related to economic, market or business conditions; and the other risks and uncertainties discussed in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission filings.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC. 333 Clay St., Suite 3300, Houston, TX 77002